UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

Qlik Technologies Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34803	20-1643718
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

150 N. Radnor Chester Road Suite E220 Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 828-9768

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2016 annual meeting of stockholders (the “Annual Meeting”) of Qlik Technologies Inc. (the “Company”) held on May 12, 2016, the following proposals were submitted to the stockholders of the Company:

Proposal 1:	The election of two directors to serve as Class III directors until the Company’s 2019 annual meeting of stockholders.

Proposal 2:	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Proposal 3:	Advisory vote to approve named executive officer compensation.

For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on March 30, 2016 (the “Proxy Statement”). Of the 93,703,788 shares of the Company’s common stock entitled to vote at the Annual Meeting, 84,791,501 shares, or approximately 90.5%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such proposal is set forth below:

Proposal 1:	Election of Directors.

The Company’s stockholders elected the following two directors to serve as Class III directors until the 2019 annual meeting of stockholders. The votes regarding the election of directors were as follows:

Director	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
John Gavin, Jr.	77,390,544	1,590,494	141,652	5,668,811
Alexander Ott	77,468,575	1,513,464	140,651	5,668,811

Proposal 2:	Ratification of Appointment of Ernst & Young LLP.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
84,252,068	404,886	134,547	—

Proposal 3:	Advisory Vote to Approve Named Executive Officer Compensation.

The Company’s stockholders approved on an advisory basis the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
76,813,770	2,157,183	151,737	5,668,811

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLIK TECHNOLOGIES INC.

By:	/s/ Timothy MacCarrick
	Name:	Timothy MacCarrick
	Title:	Chief Financial Officer and Treasurer

Dated: May 16, 2016